SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2004

The Robert Mondavi Corporation

(Exact Name of Registrant
as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

33-61516		94-2765451
(Commission File Number)		(IRS Employer Identification No.)

841 Latour Court
Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (707) 226-1395

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.05. Costs Associated with Exit or Disposal Activities.
SIGNATURES

Section 2 — Financial Information

     Item 2.05. Costs Associated with Exit or Disposal Activities.

          At a meeting of the Company’s board of directors on September 14, 2004, the board adopted and approved a plan to explore the divestiture of the Company’s “luxury” wine assets and investments and pursue the sale of other assets identified as non-strategic. The Company has announced that as part of this restructuring, it expects to incur up to $200 million in pre-tax charges to be detailed when the Company reports its first quarter earnings. At this time, the Company is unable in good faith to make a determination of the categories of costs associated with the restructuring or an estimate of the amount or the range of amounts expected to be incurred in connection with any of such categories or the amount or the range of amounts that will result in future cash expenditures. The Company will file an amended report on Form 8-K within four business days after it makes a determination of such categories and estimates or range of estimates. The Company expects to be able to complete these restructuring activities within twelve months.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Robert Mondavi Corporation
Date: September 20, 2004	By:	/s/ Henry J. Salvo, Jr.
		Name:	Henry J. Salvo, Jr.
		Title:	Executive Vice President, Chief Financial Officer